                                                                      Exhibit g.

                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT  made as of this  13th  day of  June,  2007,  by and  between
Tortoise Gas and Oil Corporation,  a Maryland  corporation  having its principal place of business in Overland Park, Kansas (the "Company"), and Tortoise Capital
Advisors,  L.L.C.,  a Delaware  limited  liability  company having its principal place of business in Overland Park, Kansas (the "Advisor").

         WHEREAS, the Advisor is registered under the Investment Advisers Act of
1940, as amended (the "Advisers  Act"), as an investment  advisor and engages in the business of acting as an investment advisor;

         WHEREAS,  the Company and the Advisor desire to enter into an agreement to provide for  investment  advisory  services to the Company upon the terms and conditions hereinafter set forth; and

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties agree as follows:

1.       Appointment of Advisor.

         The  Company  appoints  the  Advisor to act as manager  and  investment advisor to the  Company  for the period and on the terms  herein set forth.  The
Advisor  accepts such  appointment  and agrees to render the services herein set forth, for the compensation herein provided.

2.       Duties of the Advisor.

         Subject to the overall supervision and review of the Board of Directors of the Company  ("Board"),  the Advisor will regularly  provide the Company with investment  research,  advice and supervision  and will furnish  continuously an investment program for the Company, consistent with the investment objective and policies of the  Company.  The  Advisor  will  determine  from time to time what securities shall be purchased for the Company,  what securities shall be held or sold by the  Company  and what  portion of the  Company's  assets  shall be held uninvested as cash or in other liquid  assets,  subject always to the provisions of  the  Company's  Articles  of  Incorporation,  Bylaws,  Confidential  Private
Placement  Memorandum for the initial private offering of its common shares (the
"Memorandum"),  its registration  statement under the Investment  Company Act of
1940,  as amended (the "1940 Act"),  as filed with the  Securities  and Exchange
Commission (the "Commission"),  and any subsequent  registration statement filed with the  Commission  under the  Securities  Act of 1933  covering the Company's shares,  as any of the  same  may be  amended  from  time  to  time,  and to the investment  objectives of the Company, as each of the same shall be from time to time in effect, and subject,  further,  to such policies and instructions as the
Board may from time to time  establish.  To carry out such  determinations,  the
Advisor will exercise full discretion and act for the Company in the same manner and with the same force and effect as the Company  itself might or could do with respect to purchases,  sales or other  transactions,  as well as with respect to all other things  necessary or incidental to the  furtherance or conduct of such purchases,  sales or other transactions.  Without limiting the generality of the foregoing,  the Advisor shall,  during the term and subject to the provisions of this  Agreement,  (i) determine the composition of the portfolio of the Company, the

nature and timing of the  changes  therein and the manner of  implementing  such changes; (ii) identify,  evaluate and negotiate the structure of the investments made by the  Company;  (iii)  perform due  diligence  on  prospective  portfolio companies;  (iv) close and monitor the  Company's  investments;  (v) provide the
Company with such other  investment  advisory,  research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

3.       Administrative Duties of the Advisor.

         The  Advisor  agrees to furnish  office  facilities  and  clerical  and administrative  services  necessary to the operation of the Company  (other than services provided by the Company's custodian,  accounting agent,  administrator, dividend and interest paying agent and other service providers).  The Advisor is authorized to conduct  relations with  custodians,  depositaries,  underwriters, brokers,  dealers,  placement agents, banks, insurers,  accountants,  attorneys, pricing agents,  and other persons as may be deemed  necessary or desirable.  To the  extent  requested  by the  Company,  the  Advisor  shall  (i)  oversee  the performance of, and payment of the fees to, the Company's service providers, and make such reports and  recommendations  to the Board  concerning such matters as the parties deem desirable;  (ii) respond to inquiries and otherwise assist such service  providers in the  preparation and filing of regulatory  reports,  proxy statements,  shareholder  communications  and the preparation of Board materials and  reports;  (iii)  establish  and oversee  the  implementation  of  borrowing facilities  or  other  forms  of  leverage  authorized  by the  Board;  and (iv)
supervise any other aspect of the Company's administration as may be agreed upon by the Company and the Advisor.  The Company shall  reimburse the Advisor or its affiliates for all out-of-pocket expenses incurred in providing the services set forth in this Section 3. To the extent the Advisor  expects to provide  services that this paragraph anticipates will be provided by a separate service provider, the  Advisor  may  propose  to the  Board a  separate  Administrative  Agreement pursuant  to which one or more of such  services is  provided  by, and  separate compensation is paid to, the Advisor.

4.       Delegation of Responsibilities.

         The Advisor is authorized to delegate any or all of its rights,  duties and obligations under this Agreement to one or more sub-advisors,  and may enter into agreements with  sub-advisors,  and may replace any such  sub-advisors from time to time in its  discretion,  in accordance  with the 1940 Act, the Advisers
Act,  and  rules  and  regulations  thereunder,  as  such  statutes,  rules  and regulations are amended from time to time or are  interpreted  from time to time by the staff of the Commission,  and if applicable,  exemptive orders or similar relief  granted  by the  Commission,  and  upon  receipt  of  approval  of  such sub-advisors  by the Board and by  shareholders  of the Company (unless any such approval is not required by such statutes, rules, regulations,  interpretations, orders or similar relief).

5.       Independent Contractors.

         The  Advisor  and any  sub-advisors  shall for all  purposes  herein be deemed to be  independent  contractors  and shall,  unless  otherwise  expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed to be an agent of the Company.

6.       Compliance with Applicable Requirements.

         In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

     a.   all applicable provisions of the 1940 Act and the Advisers Act and any applicable rules and regulations adopted thereunder;

     b.   the  provisions  of the  Memorandum  and the  subsequent  registration statement of the Company, as the same may be amended from time to time under the 1940  Act,  including  without  limitation,  the  investment objectives set forth therein;

     c.   the provisions of the Company's Articles of Incorporation, as the same may be amended from time to time;

     d.   the  provisions  of the  Bylaws  of the  Company,  as the  same may be amended from time to time;

     e.   all policies, procedures and directives adopted by the Board; and

     f.   any other applicable provisions of state, federal or foreign law.

7.       Policies and Procedures.

         The Advisor has adopted and implemented written policies and procedures reasonably  designed to prevent violation of the Federal  securities laws by the
Advisor.  The Advisor  shall  provide the Company,  at such times as the Company shall  reasonably  request,  with a copy of such policies and  procedures  and a report of such policies and procedures; such report shall be of sufficient scope and in sufficient detail as may reasonably be required to comply with Rule 38a-1 under  the 1940  Act and to  provide  reasonable  assurance  that  any  material inadequacies  would be disclosed by such examination,  and, if there are no such inadequacies, the reports shall so state.

8.       Brokerage.

         The Advisor is responsible for decisions to buy and sell securities for the Company,  broker-dealer  selection,  and negotiation of brokerage commission rates. The Advisor's primary  consideration in effecting a security  transaction will be to obtain the best execution.  In selecting a broker-dealer to execute a particular transaction,  the Advisor will take the following into consideration:
the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and
the value of the expected  contribution of the  broker-dealer  to the investment performance of the Company on a continuing basis. Accordingly,  the price to the
Company  in any  transaction  may be less  favorable  than that  available  from another broker-dealer if the difference is reasonably justified by other aspects of the execution services offered.

         Subject to such policies as the Board may from time to time  determine, the Advisor  shall not be deemed to have acted  unlawfully,  or to have breached any duty created by this Agreement or otherwise,  solely by reason of its having caused  the  Company  to pay a broker  or dealer  that  provides  brokerage  and research services to the Advisor an amount of commission for effecting a Company investment  transaction in excess of the amount of commission  another broker or dealer  would have  charged  for  effecting  that  transaction,  if the  Advisor determines  in good faith  that such  amount of  commission  was  reasonable  in relation to the value of the  brokerage and research  services  provided by such broker or dealer,  viewed in terms of either that particular  transaction or the
Advisor's  overall

responsibilities with respect to the Company and to other clients of the Advisor as to which the Advisor exercises investment discretion.  The Advisor is further authorized  to allocate the orders placed by it on behalf of the Company to such brokers and dealers who also provide  research or statistical  material or other services to the  Company,  the Advisor or to any  sub-advisor.  Such  allocation shall be in such amounts and  proportions as the Advisor shall determine and the
Advisor will report on such  allocations  regularly to the Board  indicating the brokers to whom such allocations have been made and the basis therefor.

9.       Books and Records.

         The Advisor  will  maintain,  or cause to be  maintained,  complete and accurate  records in  respect  of all  transactions  relating  to the  Company's portfolio.  The Advisor will keep or will cause to be kept records in respect of all such portfolio transactions executed on behalf of the Company. To the extent permitted by applicable  law, the Advisor shall provide such access to its books and records relating to the Company as the Company may reasonably  request.  The
Advisor  shall  have  access  at all  reasonable  times  to  books  and  records maintained  for the  Company to the extent  necessary  for the Advisor to comply with all applicable securities or other laws to which it is subject, and further provided  that the  Company  shall  produce  copies  of such  records  and books whenever  reasonably  required  to do so by the Advisor for the purpose of legal proceedings or dealings with any  governmental or regulatory  authorities or for its internal compliance procedures.

10.      Compensation.

         Subject to  limitations,  the  compensation  formula set forth below is intended to pay 2.0% annually for investments  that are not freely  tradeable on an exchange (e.g.,  private  companies and direct  placements in publicly traded companies subject to current transfer  restrictions) and 1.0% annually for other assets.

         For the services,  payments and facilities to be furnished hereunder by the Advisor,  the Advisor shall receive from the Company annual  compensation in an amount determined by reference to the average monthly value of, "Non-Exchange
Tradeable Investments",  "Other Investments",  "Total Investments," and "Managed
Assets" of the Company.

         "Managed  Assets" means the total assets of the Company  (including any assets  attributable to any leverage that may be  outstanding)  minus the sum of accrued  liabilities  (other than deferred taxes,  accrued management fees, debt representing  financial leverage and the aggregate liquidation preference of any outstanding preferred shares).  Accrued liabilities are expenses incurred in the normal course of the Company's operations.

         "Non-Exchange  Tradeable  Investments" are those investment securities, during any portion of the entire calendar quarter:

          (a)  that  are not  listed  on an  established  stock  exchange  or an electronic equities securities market; or

          (b) as to which the Company is subject to a contractual  constraint on its  ability to resell  such  security on an  established  stock  exchange or an electronic equities securities market; or

          (c) that are "restricted  securities" (as such term is defined in Rule
144  promulgated  under the Securities Act of 1933, as amended (the "1933 Act"))
and none of such  securities  contemporaneously  acquired may be sold under Rule
144(d)  and for which the  Company  does not then have a  currently  exercisable contractual  right to  demand  registration  under  the 1933 Act for a  possible resale.

          "Other  Investments"  means all investments of the Company,  including temporary or  defensive  investments,  that do not fall within the  Non-Exchange
Tradeable Investments definition.

         "Total Investments" means the sum of Non-Exchange Tradeable Investments and Other Investments.

         The compensation  owed shall be the sum of the  Non-Exchange  Tradeable
Fee and the Other Assets Fee (as defined below). The Non-Exchange  Tradeable Fee is determined by  multiplying  the Managed  Assets by the following two amounts:
(i) a  fraction,  the  numerator  of  which  is the  value  of all  Non-Exchange
Tradeable  Investments  and the denominator of which is Total  Investments;  and
(ii) 0.50% (to  provide an  annualized  fee of 2%, and which  annualized  fee is referred  to below as the  "Standard  Non-Exchange  Tradeable  Fee").  The Other
Assets Fee is determined by multiplying  the Managed Assets by the following two amounts: (i) a fraction, the numerator of which is the value of all Other Assets and the denominator of which is Total Investments; and (ii) 0.25% (to provide an annualized fee of 1%).

         Such  compensation  shall be  calculated  and  accrued  daily  and paid quarterly  within five (5) days of the end of each calendar  quarter;  provided, however,  that the cash amount paid to the Advisor in any calendar quarter shall never exceed  0.375% of Managed  Assets (1.5% on an  annualized  basis) for that quarter.  Any amount  determined  as payable to the Advisor  during any calendar quarter,  but not actually  paid,  shall be an accrued  liability of the Company that is payable to the Advisor as a part of the next payment of compensation for which the  limitations  set forth  herein  would  permit all or a portion of the deferred payment.

         Additionally,  although the annualized Standard Non-Exchange  Tradeable
Fee is 2%, the amounts paid to the Advisor for each of the first eight  calendar
quarter   payments   hereunder  shall  be  calculated  as  though  the  Standard
Non-Exchange  Tradeable Fee is 0.25% (to provide an  annualized  fee of 1%). Any difference  between the two fee  calculations  shall be deferred and paid to the
Advisor  beginning  with the  ninth  calendar  quarter  payment  and  continuing thereafter until the total amount deferred has been paid to the Advisor, subject to the limitation set forth above.

         In case of initiation or termination of the Agreement during any month, the fee for that  month  shall be  reduced  proportionately  on the basis of the number of calendar  days  during  which the  Agreement  is in effect and the fee shall be computed upon the basis of the average  Managed Assets for the business days the Agreement is so in effect for that month. In addition, at  termination  of  this  Agreement  the  Company  shall  pay the  Advisor  all previously accrued but unpaid fees, without regard to any limitations on payment set forth above.

         The Advisor may,  from time to time,  waive or defer all or any part of the  compensation  described in this Section 10. The parties do hereby expressly authorize  and instruct  the  Company's  administrator,  or its  successors,  to calculate the fee payable  hereunder and to remit all payments  specified herein to the  Advisor.  The  value  of the  Company's  assets  shall  be  computed  in accordance with the Articles of  Incorporation  of the Company or any applicable policies and determinations of the Board.

11.      Expenses of the Advisor.

         The  compensation  and  allocable  routine  overhead  expenses  of  all investment  professionals  of the Advisor and its staff,  when and to the extent engaged in providing investment advisory services required to be provided by the
Advisor under Section 2 hereof, will be provided and paid for by the Advisor and not by the  Company.  It is  understood  that the Company  will pay all expenses other than those expressly stated to be payable by the Advisor hereunder,  which expenses payable by the Company shall include, without limitation the following;
if applicable:

          (i) other than as set forth in the first  sentence of this  Section 11 above, expenses of maintaining the Company and continuing its existence and related  overhead,  including,  to the extent such services are provided by personnel of the Advisor or its  affiliates,  office space and  facilities, training and benefits,

          (ii) commissions,  spreads, fees and other expenses connected with the acquisition,  holding and  disposition of securities and other  investments including  placement and similar fees in connection with direct  placements entered into on behalf of the Company,

          (iii) auditing, accounting, tax and legal expenses,

          (iv) taxes and interest,

          (v) governmental fees,

          (vi) expenses of listing  shares of the Company with a stock  exchange and  expenses  of  issue,  sale,  repurchase  and  redemption  (if  any) of interests in the Company,

          (vii)  expenses  of  registering  and  qualifying  the Company and its securities  under  federal and state  securities  laws and of preparing and filing registration statements and amendments for such purposes,

          (viii) expenses of communicating with shareholders,  including website expenses  and the  expenses  of  preparing,  printing,  and  mailing  press releases,  reports  and other  notices to  shareholders  and of meetings of shareholders and proxy solicitations therefor,

          (ix) expenses of reports to governmental officers and commissions,

          (x) insurance expenses,

          (xi) association membership dues,

          (xii) fees, expenses and disbursements of custodians and subcustodians for all services to the Company (including  without limitation  safekeeping of funds, securities and other investments,  keeping of books, accounts and records, and determination of net asset values),

          (xiii) fees,  expenses and disbursements of transfer agents,  dividend and interest paying agents, shareholder servicing agents and registrars for all services to the Company,

          (xiv)  compensation  and  expenses of directors of the Company who are not members of the Advisor's organization,

          (xv) pricing,  valuation,  and other consulting or analytical services employed in considering  and valuing the actual or prospective  investments of the Company,

          (xvi) all expenses  incurred in  leveraging  of the  Company's  assets through a line of credit or other  indebtedness  or issuing and maintaining notes or preferred shares,

          (xvii) all expenses  incurred in connection  with the  organization of the Company and any offering of common shares, and

          (xviii)  such  non-recurring  items as may arise,  including  expenses incurred in  litigation,  proceedings  and claims and the obligation of the
     Company to indemnify its directors,  officers and shareholders with respect thereto.

12.      Covenants of the Advisor.

         The Advisor  covenants  that it is registered as an investment  adviser under  the  Investment  Advisers  Act of  1940.  The  Advisor  agrees  that  its activities will at all times be in compliance in all material  respects with all applicable federal and state laws governing its operations and investments.

13.      Non-Exclusivity.

         The Company  understands  that the  persons  employed by the Advisor to assist in the  performance of the Advisor's  duties under this Agreement may not devote their full time to such service and nothing  contained in this  Agreement shall be deemed to limit or restrict  the right of the Advisor or any  affiliate of the Advisor to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, so long as the Advisor's services to the Company are not impaired by the provision of such services to others. The
Company further understands and agrees that managers of the Advisor may serve as officers or  directors  of the  Company,  and that  officers or directors of the
Company may serve as managers of the Advisor to the extent permitted by law; and
that the managers of the Advisor are not  prohibited  from engaging in any other business

activity or from  rendering  services to any other  person,  or from  serving as partners,  officers or directors of any other firm or company,  including  other investment advisory companies.

14.      Consent to the Use of Name.

         The Advisor  hereby  consents to the royalty free use by the Company of the name  "Tortoise" as part of the  Company's  name and consents to the royalty free use of the related "Tortoise" logo; provided,  however,  that such consents shall be  conditioned  upon the employment of the Advisor or one of its approved affiliates as the investment advisor of the Company. The name "Tortoise" and the related  "Tortoise" logo or any variation  thereof may be used from time to time in other  connections  and for other  purposes by the advisor and its affiliates and other investment companies that have obtained consent to the use of the name
"Tortoise".  The  Advisor  shall have the right to require  the Company to cease using  the  name  "Tortoise"  as  part of the  Company's  name  and the  related
"Tortoise" logo if the Company ceases,  for any reason, to employ the Advisor or one of its approved affiliates as the Company's investment advisor. Future names adopted by the  Company for itself,  insofar as such names  include  identifying words requiring the consent of the Advisor, shall be the property of the Advisor and shall be subject to the same terms and conditions.

15.      Effective Date, Term and Approval.

         This Agreement shall become  effective with respect to the Company,  as of May ___, 2007, or such later date as  shareholder  approval of this agreement is obtained.  This Agreement shall continue in force and effect through December
31, 2008, and may be continued from year to year  thereafter,  provided that the continuation of the Agreement is specifically approved at least annually:

          a.  (i) by the  Board  or  (ii)  by the  vote  of "a  majority  of the outstanding  voting  securities"  of the  Company  (as  defined  in Section
     2(a)(42) of the 1940 Act); and

          b. by the affirmative  vote of a majority of the directors who are not parties to this Agreement or  "interested  persons" (as defined in the 1940
     Act) of a party to this Agreement (other than as directors of the Company), by votes cast in person at a meeting specifically called for such purpose.

16.      Termination.

         This  Agreement may be  terminated by the Company at any time,  without the payment of any penalty by the Company,  by vote of the Board or by vote of a majority of the outstanding  voting  securities of the Company,  on no more than sixty (60) days' written notice to the Advisor. This Agreement may be terminated by the Advisor at any time,  without the payment of any penalty by the  Advisor, on no less than sixty  (60)  days'  written  notice to the  Company.  The notice provided for herein may be waived by the party entitled to receipt thereof. This
Agreement shall automatically terminate in the event of its assignment, the term
"assignment"  for  purposes  of this  paragraph  having the  meaning  defined in
Section 2(a)(4) of the 1940 Act. Upon  termination  pursuant to this Section 16, the  Advisor,  at the  Company's  request,  must deliver all copies of books and records maintained in accordance with this Agreement and applicable law.

17.      Amendment.

         No  amendment  of this  Agreement  shall be  effective  unless it is in writing and signed by the party  against which  enforcement  of the amendment is sought.  No  amendment  to Section 10 or Section 11 of this  Agreement  shall be effective  unless it is approved  by the vote of a majority  of the  outstanding voting securities of the Company.

18.      Liability of Advisor.

         The Advisor will not be liable in any way for any  default,  failure or defect in any of the  securities  comprising  the Company's  portfolio if it has satisfied the duties and the standard of care,  diligence and skill set forth in this  Agreement.  However,  the  Advisor  shall be liable to the Company for any loss,  damage,  claim,  cost,  charge,  expense or liability  resulting from the
Advisor's willful misconduct,  bad faith or gross negligence or disregard by the
Advisor of the  Advisor's  duties or standard of care,  diligence  and skill set forth in this  Agreement  or a  material  breach  or  default  of the  Advisor's obligations under this Agreement.

19.      Notices.

         Any notices  under this  Agreement  shall be in writing,  addressed and delivered,  telecopied or mailed  postage  paid, to the other party  entitled to receipt  thereof at such address as such party may  designate for the receipt of such notice.  Until  further  notice to the other  party,  it is agreed that the address of the Company and that of the Advisor shall be 10801 Mastin  Boulevard,
Suite 222, Overland Park, Kansas 66210.

20.      Questions of Interpretation.

         Any  question  of  interpretation  of any  term  or  provision  of this
Agreement having a counterpart in or otherwise  derived from a term or provision of the 1940 Act or the  Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any,  by the  United  States  courts  or in the  absence  of any  controlling decision of any such court,  by rules,  regulations  or orders of the Commission issued pursuant to said Acts. In addition,  where the effect of a requirement of the 1940 Act or the Advisers Act  reflected in any provision of the Agreement is revised by rule, regulation or order of the Commission,  such provision shall be deemed to incorporate the effect of such rule,  regulation or order.  Subject to the foregoing,  this Agreement  shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of
Delaware.

                            [Signature Page Follows]

          IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers on the day and year first written above.

                              TORTOISE GAS AND OIL CORPORATION

                              By:       /s/ David J. Schulte
                                   ---------------------------------------------
                              Name:     David J. Schulte
                              Title:    Chief Executive Officer and President

                               TORTOISE CAPITAL ADVISORS, L.L.C.

                               By:       /s/ Terry Matlack
                                    --------------------------------------------
                               Name:     Terry Matlack
                               Title:    Managing Director

                                       10